UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2020 (November 9, 2020)

PRESIDIO PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34049	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300
San Diego, California 92123
(Address of Principal Executive Offices, Including Zip Code)
____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On November 9, 2020, Kenneth W. Elsberry, age 82, submitted a notice of his intent to retire from the Board of Directors (“Board”) of Presidio Property Trust, Inc. (“Company”). Mr. Elsberry’s retirement from the Board will take effect on December 30, 2020, the date on which the 2020 Annual Meeting of Stockholders is scheduled to be held. Except for a brief period in 2009, Mr. Elsberry has served on the Board since inception of the Company in 1999. Mr. Elsberry has also served as the Company’s Chief Financial Officer and Treasurer since 1999 until his retirement from such positions in 2016 and 2017, respectively.

In addition, on November 9, 2020, Shirley Y. Bullard, age 68, submitted a notice of her intent to retire from the Board of the Company. Ms. Bullard’s retirement from the Board, which she has served on since 2011, will also take effect on December 30, 2020. In addition to her retirement from the Company’s Board, she will also be retiring from The Ken Blanchard Companies, having served as its Chief Administrative Officer and Vice President of Human Resources for more than two decades and, more recently, as its Chief of Staff to the President.

Each of Mr. Elsberry and Ms. Bullard’s decision to retire from the Board was made independently of one another and made solely for personal reasons (and not the result of any disagreement with the Board or the Company on any matter relating to its operations, policies or practices).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2020	PRESIDIO PROPERTY TRUST, INC.
By: /s/ Ann T. Nguyen
Ann T. Nguyen
General Counsel and Secretary